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Invest With Confidence                     MEETING TIME:  3:00 P.M. EASTERN TIME

T. Rowe Price
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS/TRUSTEES

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               Please refer to the Proxy Statement discussion of the proposal.



By my signature below, I appoint the proxies indicated below to vote all Fund shares that I am entitled to vote at the Annual Meeting of Shareholders to be held on October 23, 2001, at 3:00 p.m., ET in the offices of the Fund at 100 East Pratt
Street, Baltimore, Maryland, 21202, and at any adjournments of the meeting. Either of the proxies may vote my shares, and they may appoint substitutes to vote my shares on their behalf. I instruct the proxies to vote this proxy as TO VOTE BY PHONE OR INTERNET specified below, and I revoke any previous proxies that I have executed. The USE THE CONTROL NUMBER BELOW proxies will vote any other matters that arise at the meeting in accordance with (SEE INSTRUCTIONS ON RESERVE SIDE) their best judgement. I acknowledge receipt of the Fund's Notice of Annual Meeting of Shareholders and proxy statement.

**CONTROL NUMBER: 999 999 999 999 99**
                 THE PROXY WILL BE VOTED FOR ALL NOMINEES IF YOU DO NOT SPECIFY OTHERWISE.


THE BOARD OF DIRECTORS/TRUSTEES RECOMMENDS A VOTE FOR
ALL NOMINEES.

FUND NAME ("FUND")

PROXIES AT THE MEETING: JAMES S. RIEPE AND M. DAVID TESTA ("PROXIES")
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1.                                                                   To elect the directors/trustees listed below.
                                                                     (01) Calvin W. Burnett, (02) Anthony W. Deering, (03) Donald W.
                                                                     (04) David K. Fagin, (05) F. Pierce Linaweaver, (06) Hanne M. M
                                                                     (07) John G. Schreiber, (08) Hubert D. Vos, (09) Paul M. Wythes
                                                                     (10) John H. Laporte, (11) James S. Riepe and (12) M. David Tes
                                                                     INSTRUCTION:
                                                                     TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE

                                                                     NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.
                                                                     _______________________________________________________________
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                                          PLEASE SIGN, DATE, AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET.

                                          NOTE:  Please sign exactly as name
                                          appears on this proxy. Joint owners
                                          should each sign personally. Directors
                                          and other fiduciaries should indicate
                                          the capacity in which they sign, and
                                          where more than one name appears, a
                                          majority must sign. If a corporation,
                                          this signature should be that of an
                                          authorized officer who should state
                                          his or her title.


_______________________________________

                                          Signature(s) (and Title(s), if
applicable)

                                          Date_____________________



                                                                            2001